UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019 (October 1, 2019)

AVAYA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2019, Avaya Holdings Corp. (collectively with Avaya Inc., “Avaya” or the “Company”) announced that the Company will enter into a strategic partnership with RingCentral, Inc. (NYSE: RNG) (“RingCentral”). In connection with the strategic partnership, Avaya and RingCentral entered into (i) an Investment Agreement (the “Investment Agreement”), whereby RingCentral will purchase $125 million aggregate principal amount of 3% convertible and redeemable preferred stock, with an initial conversion price of $16.00 per share, which represents an approximately 6% position in Avaya on an as-converted basis, and (ii) a Framework Agreement (the “Framework Agreement”), whereby Avaya and RingCentral will introduce a new solution, Avaya Cloud Office by RingCentral (“ACO”).

Investment Agreement

On October 3, 2019, Avaya entered into the Investment Agreement, pursuant to which the Company agreed to sell to RingCentral, in a private placement under the Securities Act of 1933, as amended, (the “Securities Act”), 125,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $125 million. The Series A Preferred Stock issued to RingCentral pursuant to the Investment Agreement will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial conversion price of $16.00 per share. The Company expects to complete the purchase and sale of the Series A Preferred Stock (the “Closing”) in the fourth calendar quarter of 2019, after the expiration of the waiting period under the Hart-Scott-Rodino Act.

The Investment Agreement can be terminated any time prior to the Closing (i) by either party if the Closing shall not have occurred by July 3, 2020 (the “Outside Date”), (ii) by either party in the event any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated thereby, (iii) by the mutual written consent of the parties, (iv) by either party upon written notice if the other party has been in breach of any representation, warranty, covenant or agreement in the Investment Agreement such that the closing conditions set forth in the Investment Agreement would not be satisfied and such breach is not cured by the earlier of (x) the date that is 30 days following the written notice of such breach and (y) the Outside Date or (v) by RingCentral if the Company enters into an agreement for, or consummates a change of control transaction.

The Investment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investment Agreement is qualified in its entirety by reference to Exhibit 10.1.

Framework Agreement

On October 3, 2019, Avaya Inc. and RingCentral entered into the Framework Agreement governing the terms of the commercial arrangement between the parties. Under the Framework Agreement, the parties will enter into a Super Master Agent Agreement, pursuant to which Avaya will act as an agent to Avaya’s channel partners with respect to the sale of ACO and make direct sales of ACO. RingCentral will pay a commission to Avaya, including for the benefit of its channel partners, for each such sale. In addition, for each qualified unit of ACO sold during the term of the Framework Agreement, RingCentral will pay Avaya certain commissions. Among other things, the Framework Agreement requires Avaya to (subject to certain exceptions) market and sell ACO as its exclusive UCaaS solution (as defined by “Subject Functionality” in the Framework Agreement). Further, RingCentral will pay Avaya an advance of $375 million, predominantly for future commissions, as well as for certain licensing rights (the “Consideration Advance”). The Consideration Advance will be paid primarily in stock. The Framework Agreement has a multiyear term and can be earlier terminated by either party in the event (i) the other party fails to cure a material breach or (ii) the other party undergoes a change in control. Avaya Holdings Corp. and RingCentral have also entered into a Holdings Agreement in connection with the Framework Agreement, whereby Avaya has agreed to issue Series A Preferred Stock or Common Stock, as applicable, to RingCentral in satisfaction of certain of Avaya’s obligations under the Framework Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock to RingCentral. This issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is the investor presentation that the Company has prepared for use in connection with various meetings and conferences related to the strategic partnership.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On October 1, 2019, the Board of Directors of the Company (the “Board”) approved a stock repurchase program authorizing the Company to repurchase the Company’s Common Stock for an aggregate expenditure of up to $500 million. The repurchases may be made from time to time in the open market, through block trades or in privately negotiated transactions. The Company may adopt one or more purchase plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to implement the stock repurchase program. The stock repurchase program does not obligate the Company to purchase any Common Stock and may be terminated, increased or decreased by the Board in its discretion at any time.

On October 3, 2019, the Company issued a press release announcing the strategic partnership with RingCentral. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the announcement of the strategic partnership; the failure to obtain necessary regulatory approvals; adverse effects on the market price of Avaya’s stock or Avaya’s operating results as a result of the failure to consummate the strategic partnership or any failure or delay in the development of ACO; and other risks discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	10.1	Investment Agreement, dated as of October 3, 2019, by and between Avaya Holdings Corp. and RingCentral, Inc.

	99.1	Investor Presentation, dated October 2019.

	99.2	Press Release, dated October 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

AVAYA HOLDINGS CORP.

Date: October 3, 2019

	By:	/s/ Shefali Shah
	Name:	Shefali Shah
	Title:	SVP, Chief Administrative Officer and General Counsel